                          AIRCASTLE INVESTMENT LIMITED

                             SUBSCRIPTION AGREEMENT

          This Subscription Agreement (this "Subscription Agreement"), dated as of April 28, 2006, is made by and between Aircastle Investment Limited, a
Bermuda exempted company (the "Company") and Ueberroth Family Trust (the
"Subscriber"). Where the context permits, references to the Company shall include any successor to the Company.

          1. Subscription for Shares. The Subscriber has agreed to subscribe for two hundred thousand (200,000) common shares, par value US$0.01 each in the capital of the Company (such shares, the "Shares") for an aggregate subscription price of US$1,000,000, subject to all of the terms and conditions of this
Subscription Agreement. The Subscriber agrees to take the Shares subject to the
Company's Memorandum of Association and the Bye-laws.

          2. Restrictions. All Shares shall be credited as fully paid at the time of payment in full of the amount specified in Section 1 hereof. There will be no restrictions on sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the
Shares or any agreement or commitment to do any of the foregoing (each a
"Transfer") with respect to the Shares, whether voluntary or involuntary, by operation of law or otherwise, except as set forth specifically in this
Subscription Agreement, including Section 13 hereof, which provides that no shares of Shares shall be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of prior to the end of the Lock-Up Period except as otherwise expressly permitted under this Subscription Agreement.

          3. Adjustments. In the event of a "Change in Capitalization" of the
Company, the Company shall make such equitable changes or adjustments as it deems necessary or appropriate to the number and kind of securities or other property (including cash) issued or issuable in respect of the Shares. For purposes of this Share Agreement, "Change in Capitalization" means any (i)
merger, amalgamation, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) dividend (whether in the form of cash, shares or other property), share split or reverse share split, consolidation or subdivision, (iii)
combination or exchange of shares, (iv) other change in corporate structure or
(v) declaration of a special dividend (including a cash dividend) or other distribution.

          4. Legend on Certificates. The Subscriber agrees that any certificate issued for Shares (or, if applicable, any book entry statement issued for
Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state

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securities laws):

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN
     RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE "RESTRICTIONS") AS
     SET FORTH IN A SUBSCRIPTION AGREEMENT ENTERED INTO BETWEEN THE REGISTERED
     OWNER AND AIRCASTLE INVESTMENT LIMITED, A COPY OF WHICH IS ON FILE WITH THE
     SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN
     CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT,
     TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND
     WITHOUT EFFECT.

          5. Certain Changes. The Company may adjust any of the terms of the
Shares; provided that no action under this Section shall adversely affect the
Subscriber's rights hereunder.

          6. Notices. All notices and other communications under this
Subscription Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, c/o Aircastle Advisor LLC, 300 First Stamford Place, 5th Floor,
Stamford, CT 06902, Attn: General Counsel and (ii) if to the Subscriber, using the contact information on file with the Company. Either party hereto may change such party's address for notices by notice duly given pursuant hereto.

          7. Securities Laws Requirements. The Company shall not be obligated to issue any shares in the capital of the Company to the Subscriber free of the restrictive legend described in Section 4 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the "Securities Act") (or any other federal or state statutes having similar requirements which may be in effect at that time).

          8. No Obligation to Register. The Company shall be under no obligation to register the Shares pursuant to the Securities Act or any other federal or state securities laws.

          9. Protections Against Violations of Agreement. No purported Transfer of any Shares by any holder thereof in violation of the provisions of this
Subscription Agreement will be valid, except with the prior written consent of the Board (such consent shall be granted or withheld in the sole discretion of the Board). Any purported Transfer of Shares or any economic benefit or interest therein in violation of this Subscription Agreement shall be null and void ab initio, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Shares or any economic benefit or interest therein transferred in violation of this Subscription Agreement shall not be entitled to be recognized as a holder of such Shares.

          10. Taxes. The Subscriber acknowledges that the tax laws and

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regulations applicable to the Shares and the disposition of the Shares are complex and subject to change, and it is the sole responsibility of the
Subscriber to obtain the Subscriber's own advice as to the tax treatment of the terms of this Share Agreement.

     BY SIGNING THIS AGREEMENT, THE SUBSCRIBER REPRESENTS THAT SUBSCRIBER HAS
     REVIEWED WITH THE SUBSCRIBER'S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL
     AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS
     AGREEMENT AND THAT THE SUBSCRIBER IS RELYING SOLELY ON SUCH ADVISORS AND
     NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS
     AGENTS. THE SUBSCRIBER UNDERSTANDS AND AGREES THAT THE SUBSCRIBER (AND NOT
     THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A
     RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

          11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Share Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          12. Investment Representations and Warranties.

               (a) The Subscriber understands that the Shares have not been, and will not upon issuance be, registered under the Securities Act, and that the certificates evidencing the Shares shall bear a legend to that effect.

               (b) The Subscriber is acquiring the Shares for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

               (c) By reason of the business and financial experience of its trustees, the Subscriber has the capacity to protect its own interests in connection with the transactions contemplated by this Subscription Agreement.
The Subscriber is able to bear the economic risk of an investment in the Shares, and has an adequate income independent of any income produced from an investment in the Shares and has sufficient net worth to sustain a loss of all of its investment in the Shares without economic hardship if such a loss should occur.

               (d) The Subscriber is an "accredited investor" as that term is defined in Regulation D promulgated under the Securities Act.

               (e) The Subscriber has been given access to all Company
documents, records, and other information, has received physical delivery of all such documents, records and information which the Subscriber has requested, and has had adequate opportunity to ask questions of, and receive answers from, the
Company's officers, employees, agents, accountants, and representatives concerning the Company's business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Shares. The foregoing, however, does not limit or modify the

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representations or warranties of the Company in this Subscription Agreement or the right of such Subscriber to rely upon such representations or warranties.

          13. Lock-Up.

               (a) The Subscriber agrees that, during the period specified in
Section 13(b) (the "Lock-Up Period"), the Subscriber will not offer, sell, contract to sell, charge, pledge, grant any option to purchase, make any short sale or otherwise dispose of any Shares (the "Locked-Up Shares"), except as set forth in Section 13(d) hereof. The foregoing restriction is expressly agreed to preclude the Subscriber from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Locked-Up Shares even if such shares would be disposed of by someone other than the Subscriber. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Locked-Up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

               (b) The initial Lock-Up Period will commence on the date of purchase of the Shares and continue for 120 days after the date set forth on the final prospectus (the "Public Offering Date") in the initial offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act (the "Initial Public Offering"); provided, however, that if
(i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Initial Public Offering underwriters each waives, in writing, such extension.

               (c) The Subscriber further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this
Subscription Agreement during the period from the date hereof to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the
Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

               (d) Notwithstanding the foregoing, the Subscriber may transfer the Locked-Up Shares with the prior written consent of the Company. The
Subscriber also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the
Locked-Up Shares except in compliance with the foregoing restrictions.

               (e) The Subscriber understands that the Company is relying upon the Subscriber's agreement in this Section 13 in proceeding toward consummation of

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the Initial Public Offering. The Subscriber further understands that
Subscriber's agreement in this Section 13 is irrevocable and shall be binding upon the Subscriber's trustees, beneficiaries, successors, and assigns.

          14. Governing Law. This Share Agreement shall be governed by and construed according to the laws of the State of New York, without reference to any rules governing conflicts of laws.

          15. Amendments; Construction. The Company may amend the terms of this
Subscription Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Subscriber hereunder without the
Subscriber's consent. To the extent the terms of Section 13 above conflict with any prior agreement between the parties related to such subject matter, the terms of Section 13 shall supersede such conflicting terms and control. Headings to Sections of this Subscription Agreement are intended for convenience of reference only, are not part of this Subscription Agreement and shall have no effect on the interpretation hereof.

          16. Survival of Terms. This Subscription Agreement shall apply to and bind the Subscriber and the Company and their respective legal representatives, trustees, permitted assignees and transferees, beneficiaries and legal successors.

          17. Rights as a Shareholder. During the period until the restrictions on Transfer of the Shares lapse as provided in Section 2(a) hereof, the
Subscriber shall have all the rights of a shareholder with respect to the Shares save only the right to Transfer the Shares. Accordingly, the Subscriber shall have the right to vote the Shares and to receive any ordinary dividends paid to or made with respect to the Shares in accordance with the Bye-laws of the
Company.

          18. Severability. Should any provision of this Subscription Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Subscription Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Subscription Agreement.

          19. Bye-laws. In the event of any ambiguity or conflict arising between the terms of this Agreement and those of the Company's Memorandum of
Association and Bye-laws, the terms of this Subscription Agreement shall prevail.

          20. Counterparts. This Subscription Agreement may be executed in one or more counterparts but taken together all such counterparts shall constitute one and the same instrument.

          21. Due authority. Each party hereto warrants and represents to the other that it has the full authority, power and capacity to enter into this
Subscription Agreement and that all necessary actions have been taken to enable it lawfully to enter into this Subscription Agreement

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          22. Acceptance. The Subscriber hereby acknowledges receipt of a copy of this Subscription Agreement. The Subscriber has read and understands the terms and provisions of this Subscription Agreement, and accepts the Shares subject to all the terms and conditions of this Subscription Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subscription Agreement on the day and year first above written.

                                        AIRCASTLE INVESTMENT LIMITED

                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                                        SIGNED ON BEHALF OF THE UEBERROTH FAMILY
                                        TRUST ACTING BY:

                                        ----------------------------------------
                                           Trustee

                                        ----------------------------------------
                                           Trustee

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